EXHIBIT 10.6

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1.  Shipbroker                                              THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)
                                                            STANDARD BAREBOAT CHARTER CODE NAME: "BARECON 89"
 None                                                       PART I

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                                                            2.  Place and date
                                                                       May 1, 1999
                                                                       Fort Lauderdale, Florida

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3.  Owners/Place of business                                4.  Bareboat charterers (Charterers)/Place of business

         Norsong Shipping, Ltd.                                 Capri Cruises
         80 Broad Street                                        c/o New Commodore Cruise Line Limited
         Monrovia, Liberia                                      4000 Hollywood Blvd., Suite 385-S
                                                                South Tower
                                                                Hollywood, Florida 33021
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5.  Vessel's name, Call Sign and Flag (Cl. 9(c))
         M/V Enchanted Capri, C6KX, Bahamian

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6.  Type of Vessel                                          7.  GRT/NRT

                           Passenger                                               15,410/6401

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8.  When/Where built                                        9.  Total DWT (abt.) in metric tons on summer freeboard
                                                                                                  2250
                           1975, Finland

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10.  Class                                                  11.  Date of last special survey by the Vessel's
                                                            classification society

         1A1 Passenger Ship, Det Norske
         Veritas                                                                       June 4, 1998

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12. Further particulars of Vessel (also indicate minimum number of month's validity of class certificates agreed acc. To Cl.14)

                    Length 140.42 m.  Breadth 21.83 m.  Depth 6.20 m
                    Main Engines: Diesel 2 x 6620 Kw
                    Minimum Three Months Validity of Class Certificate

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13.   Port or Place of delivery (Cl. 2)                     14.  Time for delivery      15.  Canceling date
                                                            (Cl. 3)                     (Cl. 4)
                    New Orleans, Louisiana                        Not Applicable              Not applicable

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                                                            16.  Port or Place or redelivery (Cl. 14)

                                                                              Freeport, Grand Bahama

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

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17.  Running days' notice if other than stated in Cl. 3     18.  Frequency of dry-docking if other than stated in
                                                            C. 9(f)

                                                                    Drydock and/or classification repair every 12
                                                            months or as necessary to keep in Class

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19.  Trading Limits (Cl. 5)

         Lawful Trades Worldwide. Vessel not to compete with SeaEscape in New York or Port
         Everglades as a gaming vessel. See Clause 58 of Addendum.

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20.  Charter period                                         21.  Charter hire (Cl. 10)

      Expires September 30, 2005 with five year option            As per Cl. 63 of Addendum
      as per Clause 43 of Addendum

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22.  Rate of interest payable acc. to C. 10(f) and, if      23.  Currency and method of payment (Cl. 10)
applicable, acc. to PART IV
                                                                              U.S. dollars, wire transfer
                                15% per annum

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24.  Place of payment, also state beneficiary and bank      25.  Bank guarantee/bond (sum and place) (optional)
account (Cl. 10)
                                                            Corporate guaranty issued by Commodore Holdings
                                                            Limited pursuant to Clause 22
See Clause 63 of Addendum

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26.  Mortgage(s), if any (Cl. 11)                           27.  Insurance (marine and war risks)

                        See Cl. 11                          As per Clause 53 of Addendum

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28.  Additional insurance cover, if any, for Owner's        29. Additional insurance cover, if any, for
account limited to (Cl. 12(b)) or, if applicable, (Cl.      Charterer's account limited to (Cl. 12(b)) or,  if
13(g))                                                      applicable, (Cl. 13(g))

       None.                                                See Clause 53 of Addendum

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30.  Latent defects (only to be filled in if period other   31.  War cancellation (indicate countries agreed)
than stated in Cl. 2)                                       (Cl. 24)

Latent defects clause deleted.

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                                       2

32.  Brokerage commission and to whom payable (Cl. 25)

                       None

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33.  Law and arbitration                                    34. Number of additional clauses
                                                            covering special provisions, if agreed

See Clause 79 of Addendum
                                                            See Addendum Clauses 43 - 90

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35. Newbuilding Vessel (indicate with "yes" or "no"         36. Name and place of Builders (only to be
whether Part III applies) (OPTIONAL)                        filled in if Part III applies)

N/A                                                         N/A

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37.  Vessel's Yard Building No. (only to be filled in       38.  Date of Building Contract (only to be filled in
Part III applies)                                           if Part III applies)

N/A                                                         N/A

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39. Hire/Purchase agreement (indicate with "yes" or "no"    40. Bareboat Charter Registry (indicate with "yes" or
whether Part IV applies) (OPTIONAL)                         "no" whether Part V applies) (OPTIONAL)

N/A                                                         N/A

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41.  Flag and Country of the Bareboat Charter Registry      42.  Country of the Underlying Registry (only to be
(only to be filled in if Part V applies)                    filled in if Part V applies)

  N/A                                                       N/A

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

PREAMBLE - It is mutually agreed that this Charter shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II, in the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and shall only form part of this Charter if expressly agreed and stated in the Boxes 35, 39, 40. If PART III and/or PART IV and/or PART V apply, it is further mutually agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or
PART IV and/or PART V to the extent of such conflict but no further.

Signature (Owners)                       Signature (Charterers)

NORSONG SHIPPING, LTD., a Liberian       CAPRI CRUISES, a Florida general
 corporation                             partnership

                                         By:    COMMODORE CRUISES LIMITED, a
                                                Bermudan corporation and general
By:   /s/ Boris Gershfield                      partner
      ----------------------------
      Boris Gershfield, its
      Authorized Representative

                                         By:    /s/ Frederick A. Mayer
                                                --------------------------------
                                                Frederick A. Mayer, President

                             ENCHANTED CAPRI CHARTER
                              PART II AND ADDENDUM

PART II

1. DEFINITIONS. In this Charter, the following terms shall have the meanings thereby assigned to them:

         "THE OWNERS" shall mean Norsong Shipping, Ltd., a Liberian company, or its permitted assignee.

         "THE CHARTERERS" shall mean the Bareboat charterers and shall not be construed to mean a time charterer or a voyage charterer.

2. DELIVERY (not applicable to new building vessels.) The parties acknowledge that the Charterer is now and has been since the 2nd day of June, 1998, in possession of the Vessel pursuant to a Second Sub-Bareboat Charter between Cruise Charter, Ltd. and Commodore Cruises Limited, which was assigned to Charterer. Accordingly, no formal delivery of the Vessel is necessary with respect to this Charter and, therefore, the term "delivery," as used herein, shall be deemed to mean the "Commencement Date" of this Charter as is set forth in Box 2, Part I hereof. However, and notwithstanding that delivery is automatic as of the Commencement Date, nevertheless, the parties wish to establish as of the Commencement Date the condition of the Vessel and the state of the inventory so that the Vessel condition and inventory facts attributable to preceding charter parties will be identified vis-a-vis this Charter. Accordingly, the parties have nominated, constituted and appointed Chris Adams & Associates, Inc., Marine Surveyor, as the Marine Surveyor who has surveyed the Vessel prior to the Commencement Date hereof and has prepared a Condition Survey (the "Condition Survey"), which has established the condition of the Vessel as of the Commencement Date. A copy of the Condition Survey is appended hereto and made a part hereof as EXHIBIT "A." All items on the Condition Survey requiring repairs, maintenance or upgrades in order to keep the Vessel in class or to comply with SOLAS or USPH requirements are the responsibility of the Charterer. Additionally, the Condition Survey shall be the basis for evaluating the condition of the Vessel upon its re-delivery (which shall be confirmed by a Re-Delivery Survey). At the expiration of the charter period, the Vessel shall be re-delivered in the same condition as is set forth in the Condition Survey, reasonable wear excepted. Additionally, the parties agree that the cost of the Condition Survey and the Re-Delivery Survey shall be borne equally by them.

         The Charterer acknowledges that the Vessel is properly documented as of the Commencement Date and that the execution of this Charter by the Charterer shall constitute acceptance of the Condition Report and assumption of any repair and maintenance responsibility in accordance with the terms hereof, which relate to keeping the Vessel in class or complying with SOLAS or USPH requirements. Therefore, upon the Commencement Date, the Owner's delivery of the Vessel to the Charterer and the taking over of the Vessel by the Charterer shall be complete and shall constitute full performance by the Owner of all of the Owner's obligations under this Clause 2 (with respect to the delivery of the Vessel) and Box 13 of Part I hereof and, thereafter, Charterer shall not be entitled to make or assert any claim against the Owner on account of any conditions, representations or warranties, expressed or implied, with respect to the condition of the Vessel on the Commencement Date.

         Charterer and Owner agree that the written inventory attached hereto correctly describes the personal property comprising the Vessel's equipment, furniture, furnishings and gear, that is owned by a person other than Charterer, as named therein, and the Charterer shall be responsible for the care, maintenance and replacement of such inventory during the charter period and shall be further responsible to return the same inventory to the Owner or other owner listed therein upon re-delivery of the Vessel at the termination of the Charter.

         Upon re-delivery of the Vessel, the Charterer shall be responsible to have on board a three-day supply of water, lubricants and fuel, as follows:

         IFO/HFO                       150 metric tons
         MGO                            30 metric tons
         Luboil                          3 metric tons
         Fresh Water                   800 metric tons

         The Owner shall be responsible to pay the Charterer for the above liquids inventory at the then current market prices at the port of re-delivery; such payment shall be made at the time of re-delivery. Upon re-delivery, the Charterer shall be responsible to have on board the Vessel a minimum of spare parts as prescribed by the Vessel's current class. Any additional spare parts on board at the time of re-delivery may, at the option of the Owner, be purchased from the Charterer or, should the Owner elect not to purchase such other items, then the same may be removed by the Charterer. Food stuffs on board shall be removed by the Charterer except for such food stuffs as are in sealed and unbroken packages, which food stuffs may be purchased at Owner's option at current market prices. Should Owner not elect to purchase food stuffs in sealed and unbroken packages, then they likewise shall be removed. All alcoholic beverages shall be removed by the Charterer upon re-delivery.

3. TIME FOR DELIVERY. Deleted.

4. CANCELING (not applicable to new building vessels). Should the Vessel not be delivered latest by the canceling date indicated in Box 15, the Charterers to have the option of canceling this Charter without prejudice to any claim the Charterers may otherwise have on the Owners under the Charter.

         If it appears that the Vessel will be delayed beyond the canceling date, the Owners shall, as soon as they are in a position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof to the Charterers asking whether they will exercise their option of canceling, and the option must then be declared within one hundred and sixty-eight (168) hours of the receipt by the Charterers of such notice. If the Charterers do not then exercise their option of canceling, the seventh day after the readiness date stated in the Owners' notice shall be regarded as a new canceling date for the purpose of this Clause.

5. TRADING LIMITS. The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading limits indicated in Box 19.

         The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the instruments of insurance (including any warranties expressed or implied therein) without first obtaining the consent to such employment of the insurers and complying with such requirements as to extra premium or otherwise as the insurers may prescribe. If required, the Charterers shall keep the Owners and the Mortgagees advised of the intended employment of the Vessel.

         The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation.

         Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter. This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners prior approval has been obtained to loading thereof.

6. SURVEYS (not applicable to new building vessels). Deleted.

7. INSPECTION. The Owners shall have the right at any time to inspect or survey the Vessel or instruct a duly authorized surveyor to carry out such survey on their behalf to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained. Inspection or survey in drydock shall be made only when the Vessel shall be in drydock for the Charterers' purpose. However, the owners shall have the right to require the Vessel to be drydocked for inspection if the Charterers are not docking her at normal classification intervals. The fees for such inspection or survey shall, in the event of the Vessel being found to be in the condition provided in Clause 9 of this Charter, be payable by the Owners and shall be paid by the Charterers only in the event of the Vessel being found to require repairs or maintenance in order to achieve the condition so provided. All time taken in respect of inspection, survey or repairs shall count as time on hire and shall form part of the Charter period.

8. INVENTORIES AND CONSUMABLE OIL AND STORES. Deleted.

9. MAINTENANCE AND OPERATION.

         The Vessel shall, during the Charter period, be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect. The Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of repair, in efficient operation condition, and in accordance with good commercial maintenance practice, wear and tear always excepted and, except as provided for in Clause 13(1), they shall keep the Vessel with unexpired classification of the class indicated in Box 10 (or such other class as may be assigned to the Vessel by any subsequent classification society) and with other required certificates in force at all times.

         The Charterers to take immediate steps to have material, necessary repairs done within a reasonable time failing which, after written notice and a reasonable opportunity to cure, the Owners shall have the right of withdrawing the Vessel from the service of the Charterers without noting any protest and without prejudice to any claim the Owners may otherwise have against the Charterers under the Charter.

         Unless otherwise agreed, in the event of any improvement, structural changes, or expensive new equipment becoming necessary for the continued operation of the Vessel by reason of the Vessel's marine insurance value as stated in Box 27, then the extent, if any, to which the rate of hire shall be varied and the ratio in which the cost of compliance shall be shared between the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the Charterers having regard, inter alia, to the length of the period remaining under the Charter, shall in the absence of agreement, be referred to arbitration according to Clause 79.

         The Charterers are required to establish and maintain financial security or responsibility in respect of oil or other pollution damage as required by any government, including federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof. The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers' sole expense and the Charterers shall indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so.

         TOVALOP SCHEME. Deleted.

         (a) Charterers shall at their own expense and by their own procurement man, navigate, operate, supply, fuel and repair the Vessel whenever required during the Charter period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including any foreign general municipality and/or state taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, even if for any reason appointed by the Owners, Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel's flag or any other applicable law.

         (b) During the currency of this Charter, the Vessel shall retain her present name as indicated in Box 5 and shall remain under and fly the flag as indicated in Box 5 (or the flag of the Bahamas). Provided, however, that the Charterers shall have the liberty to paint the Vessel in their own colors, install and display their funnel insignia and fly their own house flag. Painting and re-painting, installment and re-installment to be for the Charterers account and time used thereby to count as time on hire.

         (c) The Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners' approval thereof. If the Owners so agree, the Charterers shall, if the Owners so require, restore the Vessel to its former condition before the termination of the Charter.

         (d) The Charterers shall have the use of all outfit equipment and appliances on-board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in the same good order and condition as when received, ordinary wear and tear excepted. The Charterers shall from time to time during the Charter period replace such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to assure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. The Charterers have the right to fit additional equipment at their expense and risk but the Charterers shall remove such equipment at the end of the period if requested by the Owners.

         Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations.

         (e) The Charterers shall drydock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not less than once in every eighteen calendar months after delivery unless otherwise agreed in Box 18.

10. HIRE.

         (a) The Charterers shall pay to the Owners for the hire of the Vessel at the rate indicated in Box 21 commencing on and from the date and hour of her delivery to the Charterers. Hire to continue until the date and hour when the Vessel is redelivered by the Charterers to her Owners.

         (b) Payment of Hire, except for the first and last month's Hire, if subclause (c) of this Clause is applicable, shall be made in cash without discount in the currency and in the manner indicated in Box 23 and at the place mentioned in Box 24.

         (c) Payment of Hire for the first and last month's Hire if less than a full month shall be calculated proportionally according to the number of days in the particular calendar month and advance payment to be effected accordingly.

         (d) Should the Vessel be lost or missing, Hire to cease from the date and time when she was lost or last heard of. Any Hire paid in advance to be adjusted accordingly.

         (e) Time shall be of the essence in relation to payment of Hire hereunder. In default of payment beyond a period of ten running days after notice is delivered to Charterer, the Owners shall have the right to withdraw the Vessel from the service of the Charterers without noting any protest and without interference by any court or any other formality whatsoever and shall without prejudice to any other claim the Owners may otherwise have against the Charterers under the Charter, be entitled to damages in respect of all costs and losses incurred as a result of the Charterers' default and the ensuing withdrawal of the Vessel.

         (f) Any delay in payment of Hire shall entitle the Owners to an interest at the rate per annum as agreed in Box 22. If Box 22 has not been filled in, the current market rate in the country where the Owners have their Principal Place of Business shall apply.

11. MORTGAGE.

         Owners warrant that they have not effected any mortgage of the Vessel. Owners plan to grant a mortgage on the Vessel in favor of a lender (the "Lender") who agrees to refinance the loan (the "Loan") on the vessel. Concurrently with the grant of such mortgage, Owners shall cause Lender to execute a non-disturbance letter substantially in the form attached hereto as EXHIBIT "B." Owners warrant that they have not effected, and will not effect, any other mortgages on the Vessel without Charterer's prior written consent.

12. INSURANCE AND REPAIRS.

         During the Charter period the Vessel shall be kept insured by the Charterers at their expense against marine, war and Protection and Indemnity risks in such form as the Owners shall in writing approve, which approval shall not be unreasonably withheld. Such marine, war and Protection and Indemnity Insurances shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and mortgagees (if any), and the Charterers shall be at liberty to protect under such insurances the interests of any managers they may appoint. All insurance policies shall be in the joint names of the Owners and the Charterers as their interests may appear.

         If the Charterers fail to arrange and keep any of the insurances provided for under the provisions of sub-clause (a) above in the manner described therein, the Owners shall notify the Charterers whereupon the Charterers shall rectify the position within seven running days, failing which Owners shall have the right to withdraw the Vessel from the service of the Charterers without prejudice to any claim the Owners may otherwise have against the Charterers.

         The Charterers shall, subject to the approval of the Owners and the Underwriters, effect all insured repairs and shall undertake settlement of all costs in connection with such repairs as well as insured charges, expenses and liabilities (reimbursement to be secured by the Charterers from the Underwriters) to the extent of coverage under the insurances herein provided for.

         The Charterers are also to remain responsible for and to effect repairs and settlement of costs and expenses and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.

         All time used for repairs under the provisions of sub-clause (a) of this Clause shall count as time on hire and shall form part of the Charter period.

         (a) If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall be limited to the amount for each party set out in Box 28 and Box 29, respectively. The Owners or the Charterers, as the case may be, shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.

         (b) Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause (a) of Clause 12, all insurance payments for such loss shall be paid to the Mortgagee, if any, in the manner described in the Deed(s) of Covenant, who shall distribute the moneys between themselves, the Owners and the Charterers according to their respective interests. The Charterers undertake to notify the Owners and the Mortgagee, if any, of any occurrences in consequence of which the Vessel is likely to become a Total Loss as defined in this Clause.

         (c) If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged by the Charterers in accordance with sub-clause (a) of this Clause, this Charter shall terminate as of the date of such loss.

         (d) The Owners shall upon the request of the Charterers, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.

         (e) For the purpose of insurance coverage against marine and war risks under the provisions of sub-clause (a) of this Clause, the value of the Vessel is the sum indicated in Box 27.

13. DELETED.

14. REDELIVERY. The Charterers shall at the expiration of the Charter period Redeliver the Vessel at a safe and ice-free port or place as indicated in Box
16. The Charterers shall give the Owners not less than 30 running days' preliminary and not less than 14 days' definite notice of expected date, range of ports of redelivery or port or place of redelivery. Any changes thereafter in Vessel's position shall be notified immediately to the Owners.

         Should the vessel be ordered on a voyage by which the Charter period may be exceeded the Charterers to have the use of the Vessel to enable them to complete the voyage, provided it could be reasonably calculated that the voyage would allow redelivery about the time fixed for the termination of the Charter.

         The Vessel shall be redelivered to the Owners in the same or as good structure, state, condition and class as that in which she was delivered, fair wear and tear not affecting class excepted.

         The Vessel upon redelivery shall have her survey cycles up to date and class certificates valid for at least the number of months agreed in Box 12.

15. NON-LIEN AND INDEMNITY. The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel.

         The Charterers further agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter period a notice reading as follows:

         "This Vessel is the property of Norsong Shipping, Ltd. It is under charter to Capri Cruises and by the terms of the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever."

         The Charterers shall indemnify and hold the Owners harmless against any lien of whatsoever nature arising upon the Vessel during the Charter period while she is under the control of the Charterers, and against any claims against the Owners arising out of or in relation to the operation of the Vessel by the Charterers. Should the Vessel be arrested by reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released and at their own expense put up bail to secure release of the Vessel.

16. LIEN. The Owners to have a lien upon all cargoes and sub-freights belonging to the Charterers and any Bill of Lading freight for all claims under this Charter, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned, and for any breach of Charter by Owners.

17. SALVAGE. All salvage and towage performed by the Vessel shall be for the Charterers' benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.

18. WRECK REMOVAL. In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become Liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.

19. GENERAL AVERAGE. General Average, if any, shall be adjusted according to the York-Antwerp Rules 1974 or any subsequent modification thereof current at the time of the casualty.

         The Charter Hire not to contribute to General Average.

20. ASSIGNMENT AND SUB DEMISE. The Charterers shall not assign this Charter nor subdemise the Vessel except to an affiliate or with the prior consent in writing of the Owners which shall not be unreasonably withheld and subject to such terms and conditions as the Owners shall approve.

21. BILLS OF LADING. The Charterers are to procure that all Bills of Lading issued for carriage of goods under this Charter shall contain a Paramount Clause incorporating any legislation relating to Carrier's liability for cargo compulsorily applicable in the trade; if no such legislation exists, the Bills of Lading shall incorporate the U.S. Carriage of Goods by Sea Act. The Bills of Lading shall also contain the amended New Jason Clause and the Both-to-Blame Collision Clause.

22. CORPORATE GUARANTEE. Contemporaneously with the execution of this Charter, the Charterers have caused Commodore Holdings Limited ("Commodore") to execute a Guaranty of this Charter according to the form of Guaranty of Bareboat Charter appended hereto as EXHIBIT "C," which Guaranty is also indicated in Box 25 of Part 1 of this Charter. In the event Owner becomes a partner in Charterer, Owner shall have 30 days to take one of the following actions: (a) secure a bank guaranty or letter of credit from an institution and in a form reasonably acceptable to Charterer in the amount of [*] to secure Owner's guaranty to Charterer; (b) obtain the Lender's consent to a reduction in the amount of the Guaranty to [*]; or (c) grant a second mortgage on the Vessel to secure Owner's guaranty to Charterer in the amount of [*].

23. REQUISITION/ACQUISITION.

         (a) In the event of the Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as "Requisition for Hire"), irrespective of the date during the Charter period when "Requisition for Hire" may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time and irrespective of whether it may or will remain in force for the remainder of the Charter period, the Charterers shall have the option to terminate the Charter or to continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof, provided that the requisition continues for four uninterrupted weeks, and always provided however that in the event of "Requisition for Hire" any "Requisition Hire" or compensation received or receivable by the Owners shall be payable to the Charterers during the remainder of the Charter period or the period of the "Requisition for Hire," whichever be the shorter.

                  The Hire under this Charter shall be payable to the Owners from the same time as the Requisition Hire is payable to the Charterers.

         (b) In the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as "Compulsory Acquisition"), then, irrespective of the date during the Charter Period when "Compulsory Acquisition" may occur, this Charter shall be deemed terminated as of the date of such Compulsory Acquisition. In such event Charter Hire to be considered as earned and to be paid up to the date and time of such "Compulsory Acquisition."

24. WAR.

         (a) The Vessel unless the consent of the Owners be first obtained not to be ordered nor continue to any place or on any voyage, nor be used on any service which will bring her within a zone which is dangerous as the result of any actual or threatened act of war, hostilities, warlike operations, acts of piracy or of hostility or malicious damage against this or any other vessel or its cargo by any person, body or State whatsoever, revolution, civil war, civil commotion or the operation of the international law, nor be exposed in any way to any risks or penalties whatsoever consequent upon the imposition of Sanctions, nor carry any goods that may

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         confidential treatment by Commodore Holdings Limited.

in any way expose her to any risks of seizure, capture, penalties or any other interference of any kind whatsoever by the belligerent or fighting powers or parties or by any Government or Ruler.

         (b) The Vessel to have liberty to comply with any orders or directions as to departure, arrival, routes, ports of call, stoppages, destination, delivery or in any other wise whatsoever given by the Government of the nation under whose flag the Vessel sails or any other Government or any person (or body) acting or purporting to act with the authority of such Government or by any committee or person having under the terms of the war risks insurance on the Vessel the right to give any such orders or directions.

         (c) In the event of outbreak of war (whether there be a declaration of war or not) between any two or more of the countries as stated in Box 31, both the Owners and the Charterers shall have the right to cancel this Charter, whereupon the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 14, if she has cargo on board after discharge thereof at destination, or if debarred under this Clause from reaching or entering it at a near open and safe port as directed by the Owners, or if she has no cargo on board, at the port at which she then is or if at sea at a near open and safe port as directed by the Owners. In all cases hire shall continue to be paid in accordance with Clause 10 except as aforesaid all other provisions of this charter shall apply until redelivery.

25. COMMISSION. Deleted.

CHARTERERS:                              OWNER:

CAPRI CRUISES, a Florida general         NORSONG SHIPPING, LTD., a Liberian
Partnership                              Corporation

By:  COMMODORE CRUISES LIMITED, a
     Bermudan corporation and general
     partner

By:  /s/ Frederick A. Mayer              By:  /s/ Boris Gershfield
     --------------------------------         ----------------------------------
     Frederick A. Mayer, President            Boris Gershfield, its Authorized
                                              Representative

ADDENDUM TO BARECON '89
BAREBOAT CHARTER DATED MAY 1, 1999
BETWEEN NORSONG SHIPPING, LTD.
A LIBERIAN CORPORATION, AS "OWNER,"
AND CAPRI CRUISES, A FLORIDA GENERAL
PARTNERSHIP, AS "CHARTERER"

43. PERIOD / EXTENSIONS

         Subject to the right of termination as is hereinafter set forth and further subject to the terms and conditions as are provided herein, the Owner shall let and the Charterer shall hire the Vessel for a period commencing on the Commencement Date and expiring on September 30, 2005 (the "Initial Period"). Subsequent to the Initial Period, the Charterer shall have an option with respect to extending this Charter for a period of five (5) additional years (the "Subsequent Period") on the same terms as set forth herein. Accordingly, should the Charterer desire to exercise its option relative to the Subsequent Period, it shall, within six (6) months prior to the expiration of the Initial Period, notify the Owner in writing of Charterer's intention to exercise its option. Notwithstanding the foregoing, the parties acknowledge that a sprinkler system must be installed on the Vessel on or before October 1, 2005. In the event the Charterer exercises its option for the Subsequent Period, the Owner and the Charterer shall share equally the cost of such installation up to a maximum of [*] each. In the event the cost to install the sprinkler system exceeds [*], Charterer shall be responsible for the excess.

44. DELIVERY / SURVEY AND CONDITION ON DELIVERY. Deleted.

45. MODIFICATIONS

         Except as described in Clause 61, Charterer shall not make any structural alterations or modifications to the Vessel, to her passenger and public spaces, to her furniture, furnishings, passenger and other facilities and equipment without first securing approval of the Owner. Except as described in Clause 61, any such alterations will be at the sole expense of the Charterer. Owner shall not unreasonably refuse such modifications and alterations if:

         (i) they do not affect classification requirements or the Vessel's compliance with SOLAS, class or other regulations; and

         (ii) they do not, in the opinion of the Owner, materially and adversely affect the resale value or the marketability of the Vessel upon expiration of the Charter period.

46. OWNER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         The Owner represents, warrants and covenants to the Charterer as follows:

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         confidential treatment by Commodore Holdings Limited.

         (a) That it or Multi-Group Enterprises, S.A. is and shall remain the lawful Owner of said Vessel during the term of the Charter and that it will warrant and defend the title to the same against the lawful claims and demands of all persons, and has good right and lawful authority to enter into this Charter and grant the rights and privileges herein set forth;

         (b) Subject to the limitation of liability set forth in Clause 73 hereof, that Owner shall indemnify and hold harmless the Charterer from any damages Charterer may incur during the term of this Charter caused by a breach of this Charter by Owner or caused by a breach of any agreement between the Owner and any third party;

         (c) That Owner will notify and obtain the consent of mortgagee or any person whose consent to this Charter is required. Owner further agrees to make any and all mortgage payments on the Vessel in a timely manner and promptly notify Charterer of any "monetary default" by Owner in the monetary terms of any and all mortgage (or related loans) on the Vessel and allow Charterer an opportunity to cure such "monetary default" and offset payments from amounts due to Owner. The Owner shall indemnify and hold harmless the Charterer from any damages Charterer may incur caused by a monetary default by Owner in the payment of any mortgage (or related loans) on the Vessel; and

         (d) That Owner will comply with all laws applicable to the Vessel during the term of this Charter except those items that are the responsibility of Charterer hereunder.

         In the event of a seizure or threatened seizure of the Vessel during the term of this Charter caused by a breach of this Charter by Owner or caused by a breach of any agreement between the Owner and a third party, the Charterer shall have the option of curing said breach and obtaining a release of the Vessel (if the Vessel has actually been seized), in which event any payments made by the Charterer to obtain a release of the Vessel (including payments to an unpaid vendor) from seizure shall be credited toward any payments due to the Owner pursuant to this Charter.

47. FLAG AND REGISTRY

         The Vessel is registered under the Bahamian flag with Nassau, Bahamas as its port of registry. However, the Owner shall have the right, subject to Charterers' approval which shall not be unreasonably withheld, to change the flag and port of registry of the Vessel at its own discretion, during the Charter Period. Charterer may withhold approval unless Owner agrees to pay any and all initial and continuing extra expenses and costs of whatever kind caused by the change of flag.

48. MAINTENANCE / DRYDOCKING AND CLASS REPAIRS

         The Charterer shall maintain the Vessel in class and its hull and machinery in such state as is consistent with usual and customary practice in the operation of cruise passenger ships of the same type and age as the Vessel, including (but without limiting the generality of the foregoing) compliance with SOLAS, USPH, class and the requirements of all applicable laws, reasonable wear excepted.

         Except as otherwise provided herein, the Charterer shall, at his sole expense, repair and maintain the Vessel to a standard at least as good as at delivery of same. Charterer shall remain solely responsible for all other repairs and maintenance of the Vessel required by all applicable laws, SOLAS, USPH and class rules, including without limitation, the hull, engines and machinery and attendant spaces, the fire fighting and fire prevention systems, plumbing, electrical wiring, air conditioning equipment and lifeboats which shall remain the sole responsibility of the Charterer during the Charter Period.

         Notwithstanding the provisions of Clause 9(f), nevertheless, the Charterer shall bring the Vessel to drydock every twelve (12) months or as necessary to keep the Vessel in Class. Drydock and vessel classification repairs, whether scheduled or unscheduled, continuing through Charter Period, shall be for the account of the Charterer.

49. CHARTERER'S ADDITIONAL UNDERTAKING

         During the Charter Period, the Charterer to ensure that the Vessel visits a non-US port at least once every twenty-eight (28) days or as required by US regulatory authorities for US immigration law purposes. For the avoidance of doubt, the Vessel to remain on hire during such visits.

50. MASTER'S RIGHTS TO PUT ASHORE

         The Master always to be entitled to put any person ashore in the interests of the Vessel whether a member of the crew, or staff retained by the Charterer or a concessionaire or a passenger or otherwise, but not the Owner's representatives.

51. CHARTERER BOND

         Prior to commencing passenger service from any U.S. port, the Charterer shall post and maintain a surety bond in an amount as required by the Federal Maritime Commission's regulations with a good and sufficient surety and the same shall be posted with the Federal Maritime Commission to comply with its rules and regulations with respect to Vessel performance and shall be continually kept in good standing. Failure to post a surety bond as herein required or to keep the surety bond in continuous good standing shall be and constitute a material default under this charter. The Charterer shall name as entities covered under the bond the Owner and Lender.

52. NAME

         Charterer shall have the right to change the name of the Vessel with the approval of the Owner and Lender, which shall not be unreasonably withheld provided that Charterer shall bear all costs and expenses of changing the name and returning to the original name.

53. INSURANCE

         The Charterer warrants that on delivery of the Vessel the following insurance and Financial Responsibility Certificates shall be in effect at the sole responsibility and for the account of the Charterer:

         (a) Hull and Machinery Policy reasonably acceptable to Owner in an amount of $25,000,000;

         (b)      P&I Passenger Casualty Policy reasonably acceptable to Owner;

         (c)      P&I International Crew Policy reasonably acceptable to Owner;

         (d) Federal Maritime Commission Certificate re: liability for death or injury to passengers or other persons; and

         (e) United States Coast Guard Vessel Certificate re: financial responsibility water pollution.

         The Charterer shall provide the Owner with copies of all insurance policies and certificates of financial responsibility, together with certificates of good standing as to each, and copies of proofs of payment of premiums or receipted premium payments indicating all premium liability is maintained current. Such proofs shall be provided annually or more frequently if more frequent premium payments are involved.

54. INDEMNIFICATION

         Charterer shall indemnify Owner of and from any and all claims which may be asserted by or on behalf of any passenger or any member of the public or any member of the crew arising out of injury to persons or property, including damages for death sustained during any cruise or during any loading or unloading of the Vessel during the Charter Period except any such claims arising out of the willful misconduct of Owners or their representatives. Such indemnification shall include the obligation to defend any claims asserted against the Owner to pay all attorneys' fees and costs associated therewith through all appeals.

55.      OPERATIONAL COSTS AND OPERATIONAL COMPANY

         Charterer shall, at its own expense, man, victual, navigate, operate, supply and fuel the Vessel and maintain such Vessel in a good state of repair, reasonable wear excepted and in efficient operating condition in accordance with good commercial maintenance practices, and shall repair her and pay all other charges and expense of every kind and nature whatsoever incident to the use and operation of the Vessel, except as otherwise specifically provided in this Charter.

56.      USPH/USCG

         During the Charter Period, the Charterer shall be responsible for implementing USPH standards at its own cost and expense. The Charterer shall also be responsible for securing and keeping in full force and effect, at its expense, all U.S. Maritime and Coast Guard certificates so as to comply with U.S. law during the Charter Period. Any repairs, modifications or additions necessary to secure and keep in effect such U.S. certifications shall be the sole expense of Charterer.

57.      OFF HIRE

         The Charterer shall be responsible for all loss of operating time during the Charter, except for time lost to Owner's material breach of charter.

58.      TRADING LIMITS

         The Vessel shall be employed and carry passengers in lawful trades worldwide, provided that the Vessel will not be operated as a gaming vessel in or out of Port Everglades or New York/New Jersey. Owner shall not unreasonably withhold approval of additional ports. However, the Charterer can carry cargo except for hazardous materials, explosives, weapons and items that can risk the compliance of rules and regulations in the area of trade. In the event of serious outbreak of pestilence, war, Acts of God, force majeure, or other causes beyond the Charterer's control making the use of the Vessel in such trade commercially impracticable for a period in excess of 4 weeks, the Vessel may be placed or may be sublet for employment in any other safe trades, upon first securing the approval of the Owner, or Charterers may terminate this Charter.

59.      USE OF EQUIPMENT

         The Charterer shall have the use of all outfit, equipment, spare supplies, and appliances now on board the Vessel without extra cost provided the same or their substantial equivalent shall be returned to the Owner on redelivery in the same good order and condition as when received, reasonable wear excepted.

60.      DELETED.

61.      VESSEL'S UPGRADES

         Should the Charterer elect to effect upgrades to the Vessel, Charterer shall be responsible to complete any interior and safety equipment upgrades on the Vessel in accordance with the requirements for the same improvements pertaining to the ship's passenger capacity.

         Owner hereby consents to Charterer's construction of an additional 25 cabins on the Vessel. If Owner (or an affiliate of Owner) is not a partner in Charterer at the time of such construction and has obtained the refinancing of the Loan, Owner shall loan Charterer [*] of the cost of such additional cabins, which amount loaned by Owner shall not exceed [*] (the "Cabin Loan"). The Cabin Loan shall be amortized over six (6) years with interest at the same rate per annum as Owner is paying on the Loan and shall be repaid by Charterer together with charter hire on a bi-weekly basis. If Owner obtains the refinancing of the Loan after Charterer has constructed the cabins, Owner shall make the Cabin Loan to Charterer concurrently with the

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*        Marked text omitted pursuant to an application for an order for confidential treatment by Commodore Holdings Limited.

closing of the Loan (assuming neither Owner nor an affiliate of Owner has become a partner in Charterer). If Owner (or an affiliate of Owner) becomes a partner in Charterer after such additional cabins are constructed, the principal amount of the Cabin Loan shall be reduced by [*] of the actual original cost to construct such cabins (not to exceed [*]) and the balance, if any, shall continue to be paid as described herein. For example, if the cost to construct the cabins was [*] and Owner had loaned [*] to Charterer, the principal amount of the Cabin Loan would be reduced by [*] ([*]).

         Additionally, the Charterer shall indemnify and hold the Owner harmless of and from any and all liability or responsibility in connection with the same interior upgrades and should any liens be filed in consequence thereof by any supplier or materialmen, it shall be the responsibility of the Charterer to pay such lien or transfer the same to bond within a reasonable time. Commodore Holdings Limited hereby guaranties the obligation of Charterer to pay any and all suppliers or materialmen who provide materials or services to the Vessel in connection with such construction or transfer any claimed lien by such person to a bond within a reasonable time.

62.      SAFETY OF LIFE AT SEA (SOLAS)

         Except as described in Section 43, all future SOLAS requirements and upgrades are for the account of the Charterer.

63.      CHARTER HIRE

         Since the Charterer is in possession of the Vessel prior to the Commencement Date pursuant to the Second Sub-Bareboat Charter between Cruise Charter, Ltd. and Commodore Cruises Limited, which was assigned to Charterer, the charter hire paid under such previous Charter shall be prorated as of the Commencement Date and Multi-Group Enterprises, S.A. ("Multi-Group") shall refund such portion of the prepaid charter hire to the Charterer on the Commencement Date so as to zero the prepaid current charter hire as of the Commencement Date. Multi-Group, by its signature at the end hereof, covenants and agrees to such proration. Therefore, as of the Commencement Date, the Charterer shall pay the Owner the sum of [*]representing the charter hire in advance for the two week period next ensuing except that should the last day of the two week period fail to end on a Friday, then the Charterer shall add to the initial payment per diem charter hire so as to extend the initial two-week period as many additional days as are necessary to have the initial payment period end on Friday. Thereafter, subsequent charter hire payments are to be paid in advance on Friday on a bi-weekly basis accordance with the following schedule:

                        TIME PERIOD                     BI-WEEKLY CHARTER HIRE
                        -----------                     ----------------------
         First 183 days following Commencement Date                [*]
         Next 182 days                                             [*]
         Next 365 days                                             [*]
         Thereafter                                                [*]

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         confidential treatment by Commodore Holdings Limited.

         All charter hire payments shall be sent by wire transfer as follows, or as may be directed by the Owner to Charterer, in writing, from time to time during the Charter Period:

         Bank:                      First Union National Bank
                                    Fort Lauderdale, Florida
         ABA No.                    _________________

         To the account of:         International Investment
                                    & Financial Group, Inc.
         Account No.:               _________________

64.      DELETED.

65.      DELETED.

66.      HOUSE CABINS

         The Owner and the Charterer agree that during the term of the Bareboat Charter, the Owner shall have the right to the use, occupancy and possession of one (1) cabin, to wit Cabin No. 1015. This cabin shall not be sold or used by Charterer's passengers, but may be used by the Owner or Owner's designees, provided that Charterers may sell this cabin if it has not been reserved by Owners more than one month prior to the commencement of the voyage. If Owner requests the use of a cabin less than one month prior to the commencement of the voyage and Cabin No. 1015 is not available, Charterer shall use its reasonable efforts to provide another cabin to Owner.

67.      LIENS

         (a) Charterer, its vendors and contractors, shall have no lien rights against the Vessel for any sums expended for the improvement of the Vessel as all such expenditures are either required to be made by the terms of this Charter or expenditures that Charterer volunteers because of alterations, modifications or upgrades it elects.

         (b) In the event a lien is filed with the U.S. Coast Guard or with any federal or state court for any reason during the Charter Period as a result of the activity or conduct of the Charterer, then it shall be the obligation of the Charterer to provide immediate notice to the Owner of the existence of the lien and to, within ten (10) days next after Charterer has notice of the lien, either pay the lien or transfer the same to bond, and should Charterer fail to do so, then Owner shall have the right to:

                  i. declare a default and cancel the Bareboat Charter imposing the liquidated damage provisions hereinafter set forth; and

                  ii. pay the lien or transfer the same to bond in which event all moneys advanced in consequence thereof shall be and constitute additional charter hire due and payable with the next charter hire periodic payment.

68.      VESSEL LOGS

         During the Charter Period, it shall be the obligation of the Charterer to insure that the Captain and Chief Engineer of the Vessel maintain a daily log in traditional form.

69.      LOSS OR DESTRUCTION OF THE VESSEL

         Should the Vessel be lost or destroyed as a result of casualty or for any other reason, then this Bareboat Charter shall be canceled, each party shall be released from further liability hereunder and it shall not be the obligation of the Owner to replace the Vessel; provided, however, that any claim or obligation accruing prior to the time of such loss or destruction shall survive such cancellation. Any cancellation under this Paragraph shall impose the duty upon the Owner to return to the Charterer any prepaid charter hire. Owner will obtain for Charterer's benefit insurance covering Charterer's interest to the extent of its payments and expenses prior to delivery in the event of the loss or destruction of the Vessel prior to delivery.

70.      EVENTS OF DEFAULT

         Should any one or more of the following events occur, one party may, without prejudice to the exercise of any right or remedy which may be available to it, cancel this Charter forthwith or terminate the Charter on such notice which, in its absolute discretion, it might think fit:

         (a) the party shall fail to perform or comply in any material respect with any one or more of its covenants, duties or obligations thereunder and, having been given written notice of such failure, fails to rectify such failure within ten (10) days, unless such party has commenced and is diligently attempting to correct such failure within said ten (10) day period;

         (b) any material statement, representation or warranty of the other party contained in this Charter or in any document furnished pursuant to this Charter shall prove to be knowingly or recklessly or negligently untrue or incorrect in any material respect when made; and

         (c) i.       the Vessel is requisitioned by title or for use by any
government claiming jurisdiction; or

             ii.      the Vessel becomes an actual or constructive total loss;
or

             iii. the other party shall (A) admit in writing its inability to pay its debts as they mature; or (B) make any general assignment for the benefit of creditors; or (C) be adjudicated bankrupt or insolvent, or be dissolved; or (D) file a petition in bankruptcy or for the reorganization or for arrangement pursuant to a Bankruptcy Act or any insolvency law providing for relief of debtors now or hereafter in effect; or (E) file an answer admitting material allegations of or consent to or default in answering a petition filed against it in bankruptcy, reorganization or insolvency process, or take corporate action for purpose of effecting any of the foregoing; or (F) be the subject of any order made or resolution passed for its winding up.

71.      CHARTERER'S DEFAULT

         In the event Charterer defaults in carrying out its obligations hereunder after notice and a ten (10) day opportunity to cure (other than defaults as a result of liens against the Vessel), then, and in such event, the Charterer shall pay to the Owner the sum of [*] as agreed liquidated damages less the amount of any prepaid charter hire. Upon the payment of liquidated damages, both parties shall be released of and from any and all further obligations under this Bareboat Charter and the same shall be deemed cancelled.

72.      SECURITY FOR OWNER'S PERFORMANCE

         And as for security for the Owner's performance of its obligations under this Bareboat Charter and the payment of any sums due hereunder by the Owner to the Charterer, the Owner does hereby grant to the Charterer a lien against the Vessel, which lien shall be enforceable by the Charterer only in the event a default occurs and is not cured within the time provided in Paragraph 73 below.

73.      OWNER'S DEFAULT

         (a) Owner's Default - Liquidated Damages - In the event Owner defaults in carrying out its obligations hereunder, other than a Willful Default (as hereafter defined) and such default interferes with the continued possession and use of the Vessel by the Charterer and after notice and a ten (10) day opportunity to cure, then, and in such event, the Owner shall pay to the Charterer the sum of [*] as agreed liquidated damages. Upon the payment of the liquidated damages, each party shall be released of and from further obligations under this Bareboat Charter and the same shall be deemed cancelled. Any other defaults by the Owner not involving or affecting the possession and use of the Vessel by the Charterer shall be remedied by the Charterer, after providing Owner with notice and a ten (10) day opportunity to cure, by deducting the amount to cure from the charter hire in progressive order of charter hire payments.

         (b) Owner's Default - Actual Damages - In the event the Owner commits a Willful Default then the Charterer shall be entitled to pursue claims for actual damages sustained as a result of such default or specific performance after notice of such default to Owner. Willful Default shall mean a default including all of (i), (ii) and (iii) OR (iv) below:

                  (i) the default shall interfere with Charterer's use and possession of the Vessel,

                  (ii) the default shall have occurred after the closing and funding of the loan from the Lender contemplated herein to be secured by the Owner, and

                  (iii) the default shall involve the Owner's failure to pay unpaid vendors outstanding and known at the time of the closing and funding of the above-referenced loan;

                  OR

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                                       23

                  (iv) the default shall be a willful and malicious deprivation of Charterer's possession of the Vessel by the direct conduct, act and deed of the Owner without color of legal right, and in flagrant disregard of Charterer's rights under this Charter.

74.      ATTORNEY'S FEES

         In the event a dispute arises in connection with this Bareboat Charter, the prevailing party shall be entitled to recover reasonable attorneys' fees incurred to and through all appeals.

75.      ASSIGNMENT

         The Charterer may not assign this Bareboat Charter unless it has first obtained the written consent of the Owner, which shall not be unreasonably withheld, except that Charterer shall be permitted to assign the Charter and/or subcharter the Vessel to an affiliate. If Owner elects to sell the Vessel to Multi-Group Enterprises, S.A., ("Multi-Group"), and the Lender consents to such sale, then Owner may assign this Charter to Multi-Group, and Multi-Group shall have all rights and obligations of Owner, and be referred to as Owner for purposes of this Charter, thereafter.

76.      TERMINATION OF CHARTER BY OWNER

         In the event Owner (or an affiliate of Owner) is a partner in Charterer, then beginning October 1, 2000, if Charterer incurs a net loss in excess of [*] during any fiscal year, Owner may, with Lender's consent, upon six
(6) months written notice (or such lesser period as may be mutually agreed upon with Charterer), cancel this Charter without penalty.

77.      DELETED

78.      NOTICES

         Notices to the parties may be hand-delivered, transmitted by regular mail, transmitted by facsimile transmission or Federal Express to the representative parties at the following addresses:

         CHARTERER:                    Capri Cruises
                                       Commodore Cruise Line Limited
                                       4000 Hollywood Boulevard
                                       Suite 385 - South Tower
                                       Hollywood, Florida 33021

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*        Marked text omitted pursuant to an application for an order for confidential treatment by Commodore Holdings Limited.



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

         WITH A COPY TO:               Kathleen L. Deutsch, P.A.
                                       Broad and Cassel
                                       201 South Biscayne Boulevard
                                       Miami Center - Suite 3000
                                       Miami, Florida 33131

         OWNER:                        Norsong Shipping, Ltd.
                                       c/o International Investment & Financial
                                       Group, Inc.
                                       2455 E. Sunrise Boulevard, Suite 618-B
                                       Fort Lauderdale, Florida 33304

         WITH A COPY TO:               Brian C. Deuschle, Chartered
                                       Brian C. Deuschle, Esquire
                                       800 S. E. Third Avenue
                                       Fourth Floor
                                       Fort Lauderdale, Florida 33316

79.      ARBITRATION

         Any dispute arising under this Bareboat Charter is to be referred to arbitration in the City of Fort Lauderdale, County of Broward, State of Florida, conducted according to the Rules of the Miami Maritime Arbitration Council, before three arbitrators one arbitrator to be nominated by the Charterer and the other by the Owner, and the third by the two so chosen, the award of the arbitrators to be final and binding upon both parties. Where appropriate, award of the arbitrators may include any or all of affirmative relief, including injunctive relief. General Maritime Law of the United States, and, where such law does not apply, the law of Florida shall govern this Charter.

80.      DELETED

81.      BROKERS

         The Owner and the Charterer hereby represent to each other that neither has contacted any broker in connection with the instant Charter and should any broker or person make any claim for commission as a result of the alleged activity of either party then, the party responsible shall indemnify the other party of and from any and all responsibility or liability in connection with such claim, which shall include the duty to defend such claim.

82.      MISCELLANEOUS

         Clause headings are for ease of reference only and shall not affect construction.

83.      DELETED

84.      DELETED

85.      DELETED

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

86.      MATERIAL BREACH

         A material breach on the part of the Charterer shall mean a failure on its part to observe and comply with any of the following:

         (a) Payment of the charter hire, as required herein;

         (b) Failure to post and maintain in good standing Federal Maritime commission bond, as required herein;

         (c) Failure to pay or to bond liens against the Vessel where required herein; and

         (d) Failure to carry out maintenance obligations to the extent that the same materially affect the seaworthiness of the Vessel.

         In addition to the above enumerated material breaches, a material breach shall also include any failure by Charterer to carry out a covenant or obligation under this Charter involving an expense to cure of [*] or more, or a loss to the Owner in consequence thereof in an amount of [*] or more. Additionally, a material breach of the Owner shall be the violation of any obligation or covenant of this Charter which results in depriving the Charterer of the use and possession of the Vessel. A material breach shall also be and constitute any violation of the Charter by the Owner involving costs or damages to the Charterer in an amount of [*] or more.

87.      DELETED

88.      NOTICE OF DEFAULT

         Anything to the contrary in any part of this Charter notwithstanding, whether in Parts I, II or this Addendum, Owners shall not repossess the Vessel or deem Charterers in default unless Charterers first receive notice of, and a ten (10) day opportunity to cure, any condition or event which Owners believe in good faith to constitute a default, and of Owners' intention to declare Charterers to be in default therefor.

89.      CONFLICT

         In the event of any conflict between Part I and Part II of this Charter on the one hand and the "Addendum" set forth in Paragraphs 43 through 90 on the other hand, then Paragraphs 43 through 90 shall control.

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*        Marked text omitted pursuant to an application for an order for confidential treatment by Commodore Holdings Limited.

90.      COUNTERPARTS

         This Charter may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Signed, sealed and delivered
In the presence of:                 CHARTERER:

                                    CAPRI CRUISES, a Florida general partnership

                                    By:  COMMODORE CRUISES LIMITED, a
                                    general partner

/s/ Kathleen L. Deutsch             By:     /s/ Frederick A. Mayer
--------------------------------            ------------------------------------
Witness                                     Frederick A. Mayer, President

                                    OWNER:

                                    NORSONG SHIPPING, LTD., a Liberian
                                    corporation

/s/ Kathleen L. Deutsch             By:     /s/ Boris Gershfield
--------------------------------            ------------------------------------
Witness                                     Boris Gershfield, its Authorized
                                            Representative

Multi-Group Enterprises, S.A. hereby executes this Charter Agreement solely for the purpose of acknowledging its obligations pursuant to Section 63 herein and agreeing to be bound thereby.

                                            MULTI-GROUP ENTERPRISES, S.A., a
                                            Bahamiam Corporation

                                            By:     /s/ Boris Gershfield
                                                    ----------------------------
                                                    Boris Gershfield, President

Commodore Holdings Limited hereby executes this Charter Agreement solely for the purpose of acknowledging its obligations pursuant to Section 61 herein and agreeing to be bound hereby.

                                                    COMMODORE HOLDINGS LIMITED

                                                    By:  /s/ Frederick A. Mayer
                                                         -----------------------
                                                         Frederick A. Mayer
                                                         Chief Executive Officer

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